                       OFFICE OF THE SECRETARY OF STATE

                              STATE OF OKLAHOMA,

                                    [LOGO]

                                    AMENDED
                         CERTIFICATE OF INCORPORATION

             WHEREAS, The Amended Certificate of Incorporation of

                            G.E.M COMMUNICATIONS, INC.


has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

      NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

      IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.



                               Filed in the City of Oklahoma City this 1ST
                                                                      -----
                               day of   SEPTEMBER,  1995.
SEAL                                    ---------
                               /s/         ?
                               ----------------------------------------
                                        Secretary of State


                              By:/s/       ?
                                ---------------------------------------

FEE $50.00
(Minimum)
                                AMENDED
FILE IN DUPLICATE        CERTIFICATE OF INCORPORATION

PRINT CLEARLY            (After Receipt of Payment of Stock)

SOS CORP. KEY:                                                  FOR OFFICE USE
---------------

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105:

  The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1. A. The name of the corporation is       BMT COMMUNICATIONS INC.
                                     -------------------------------------------

--------------------------------------------------------------------------------
   B.  As amended. The name of the corporation has been changed to:

                          G.E.M. COMMUNICATIONS, INC.
--------------------------------------------------------------------------------

2. A.  No change, as filed    X     .
                          _________

   B. As amended. The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is:


--------------------------------------------------------------------------------
  NAME               STREET ADDRESS             CITY        COUNTY     ZIP CODE
                     (P.O. BOXES ARE NOT ACCEPTABLE)
                                     ---

3. A. No Change, as filed  X .
                         ----
   B. As amended. The duration of the corporation is:
                                                     -----------------------
4. A. No change, as filed X  .
                         ----
   B. As amended. The purpose or purposes for which the corporation is formed are:

5. A. No change, as filed X .
                         ---
   B. As amended. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES                 SERIES               PAR VALUE PER SHARE


Common
       ---------------                                --------------------

Preferred
         -------------                                --------------------

TOTAL NO. SHARES:                  TOTAL AUTHORIZED CAPITAL:
                ------                                      --------------

        That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

        That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

        SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., 1077.

        IN WITNESS WHEREOF, said corporation has caused this certificate to be
signed by its         President and attested by its      Secretary, this 29th
              --------                             ------                ----
day of August   , 1995.
      ---------   ----

                                             /s/    Stuart P. Honeybone
                                             ---------------------------------
                                             By               ____ President

                                                   Stuart P. Honeybone
                                             ---------------------------------
                                                  (PLEASE PRINT NAME)

ATTEST:

/s/    J. Gary Mourton
---------------------------------
                   ____ Secretary

J. Gary Mourton
---------------------------------
  (PLEASE PRINT NAME)

                       OFFICE OF THE SECRETARY OF STATE

                              STATE OF OKLAHOMA

                                    [LOGO]

                                    AMENDED
                         CERTIFICATE OF INCORPORATION

      WHEREAS, the Certificate of Incorporation, executed and acknowledged by


                            BMT COMMUNICATIONS INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

      NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such filing.

      IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.



                               Filed in the City of Oklahoma City this 10TH
                                                                       ----
                               day of     JANUARY,      1994.
SEAL                                    -----------       --

                               ----------------------------------------
                                        Secretary of State


                              By:
                                ---------------------------------------

                        CERTIFICATE OF AMENDMENT TO THE
                     AMENDED CERTIFICATE OF INCORPORATION
                          OF BMT PUBLICATIONS, INC.
                          ------------------------

                                                   JAN 10, 1994

    TO: THE SECRETARY OF STATE OF OKLAHOMA
        State Capitol Building
        Oklahoma City, Oklahoma 73105
                                                         OKLAHOMA SECRETARY
                                                              OF STATE

        The undersigned Oklahoma corporation, for the purpose of amending its Amended Certificate of Incorporation as filed on November 6, 1986, as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

        1. That the name of the corporation is:

                    BMT PUBLICATIONS, INC.

        2. That the name of the corporation has been changed to:


                       BMT COMMUNICATIONS INC.

        3. That all other provisions of the Amended Certificate of Incorporation not amended hereby shall remain unchanged and in full force and effect.

        4. That the Board of Directors, acting by unanimous written consent without a meeting pursuant to Section 1027 of the Oklahoma General Corporation Act, approved and adopted the foregoing amendment to the Amended Certificate of Incorporation of said corporation (the "Amendment"), declaring the Amendment to be advisable and calling a meeting of the sole shareholder of said corporation for consideration thereof.

        5. That thereafter, pursuant to said resolution of the Board of Directors of said corporation, the sole shareholder of said corporation, acting by written consent without a meeting pursuant to Section 1073 of the Oklahoma General Corporation Act, approved and adopted the proposed Amendment.

    SUCH AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S (S) 1077.

       IN WITNESS WHEREOF, said BMT PUBLICATIONS, INC., has caused this Amendment to be signed by its Chairman and Chief Executive Officer and attested by its Secretary this 22nd day of December, 1993.
                                   ----





                                RECEIVED

                                JAN 10, 1994

                               OKLAHOMA SECRETARY
                                  OF STATE

ATTEST:                                  BMT PUBLICATIONS, INC.



By /s/ J.  Gary Mourton                  By  /s/ Howard G. Barnett Jr.
   -------------------------------          ----------------------------
   J.  Gary Mourton, Secretary              Howard G. Barnett, Jr. Chairman
                                            and Chief Executive Officer

                       OFFICE OF THE SECRETARY OF STATE

                              STATE OF OKLAHOMA,

                                    [LOGO]

                                    AMENDED
                         CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:

      WHEREAS, The Certificate of Incorporation, duly signed and cerified, of



                             BMT PUBLICATIONS INC.
________________________________________________________________________________

has been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

      NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by laws, do hereby issue this Certificate of Incorporation.

      IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.



                               Filed at the City of Oklahoma City this 4th
                                                                      -----
                               day of February, A.D., 1987
SEAL                                 ---------        ----
                               /s/
                               ----------------------------------------
                                        Secretary of State


                              By: /s/
                                ---------------------------------------

                                        SOS Corp. Key:   DB 00450248
                                                       ----------------

                                   AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     The undersigned Oklahoma corporation, for the purpose of amending its Certificate of Incorporation as provided by Section 77 of the Oklahoma General Corporation Act, hereby certifies as follows:

     1.  A. As filed: the name of the corporation is: "BMT of Oklahoma, Inc."

         B. As amended: the name of the corporation has been changed to: "BMT Publications, Inc."

     2. Except as described above, no other provisions of the Certificate of Incorporation are affected by this Amendment.

     The Board of Directors, by unanimous written action in lieu of a meeting, approved the foregoing Amendment of the Certificate of Incorporation of the corporation, declaring said Amendment to be advisable.

     The shareholders of the corporation, by unanimous written action in lieu of a meeting, approved the foregoing Amendment to the Certificate of Incorporation of the corporation.

     The foregoing Amendment was duly adopted in accordance with section 77 of the Oklahoma General Corporation Act.

     In witness whereof, the undersigned has caused this Certificate to be signed by its President and attested by its Secretary, this 1st day of December, 1986.

                                                BMT OF OKLAHOMA, INC.



                                                By: /s/ G. Douglas Fox
                                                   -------------------------
                                                   G. Douglas Fox, President
ATTEST:



/s/ J. Gary Mourton
--------------------------
J. Gary Mourton, Secretary

                       OFFICE OF THE SECRETARY OF STATE

                              STATE OF OKLAHOMA,

                                    [LOGO]

                         CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:
      WHEREAS, The Certificate of Incorporation, duly signed and cerified, of



                            BMT OF OKLAHOMA, INC.
________________________________________________________________________________

has been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

      NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.

      IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.



                               Filed at the City of Oklahoma City this 6th
                                                                      -----
                               day of   November, A.D., 1986
                                      -----------         --
                               /s/
                               ----------------------------------------
                                        Secretary of State


                              By: /s/
                                ---------------------------------------

                                        SOS Corp. Key:   DB 00450248
                                                       ----------------

                         CERTIFICATE OF INCORPORATION

                                      OF

                             BMT OF OKLAHOMA, INC.


                                                                RECEIVED
STATE OF OKLAHOMA    )                                        NOV 6, 1986
                     )ss.                                  OKLAHOMA SECRETARY
COUNTY OF TULSA      )                                         OF STATE

TO:  SECRETARY OF STATE OF THE STATE OF OKLAHOMA

          The undersigned incorporator, HOWARD G. BARNETT, JR., 2407 East Skelly Drive, Tulsa, OK 74105, being legally competent to enter into contracts, for the purpose of forming a corporation under "The Oklahoma General Corporation Act", hereby adopts the following Certificate of Incorporation.

                                   ARTICLE I

          The name of this corporation is BMT OF OKLAHOMA, INC.

                                  ARTICLE II

          The address of its registered office in the State of Oklahoma is 2407 East Skelly Drive, Tulsa, Oklahoma 74105, and the name and address of its registered agent is G. DOUGLAS FOX, 2407 East Skelly Drive, Tulsa, Oklahoma 74105.

                                  ARTICLE III

          The duration of the corporation is perpetual.

                                  ARTICLE IV

          The purposes for which this corporation is formed are:

          To print, bind, publish, circulate, distribute, buy, sell and deal in books, pamphlets, circulars, posters, newspapers, magazines, literature, music, pictures, tickets, cards, advertisements, letter and bill heads, envelopes, and legal, commercial, and financial forms and blanks of every kind. To acquire, by purchase or otherwise, turn to account, license the use of, assign, and deal with copyrights and intellectual properties of every kind. To carry on a general printing, engraving, lithographing, electrotyping, and publishing business in all the branches thereof.

          To acquire, hold and deal in any and all kinds of real or personal property.

          To acquire, hold and deal in business interests of all types and kinds and corporate securities of every nature, including its own stock.

          To engage in any other lawful business or enterprises permitted under the laws of the State of Oklahoma.

          To do and perform any of the above functions or purposes, either as a principal, broker, agent, partner, joint venturer, or independent contractor, either alone or in conjunction with any other legal entity.

                                   ARTICLE V

          The aggregate number of shares which the corporation shall have authority to allot is 25,000.

          The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

                  NUMBER OF
CLASS              SHARES        PAR VALUE         TOTAL
-----            ----------      ---------       ----------
Common             25,000          $1.00         $25,000.00

                                  ARTICLE VI

          Any director individually, or any firm of which any director is a partner, or any corporation of which any director may be an officer, director, employee or holder of any amount of its capital stock, may be a party to or may be interested in any contract or transaction of the corporation and, in the absence of actual fraud, no such contract or other transaction shall be hereby affected, impeached or invalidated.

          No director shall be liable to account to the corporation for any profit realized by him from or through any such transaction or contract of the corporation by reason of his interest in such transaction or contract, provided that such contract or transaction shall be approved or ratified by the affirmative vote of directors who are not so interested constituting a majority of a quorum of directors present at a meeting of the Board of Directors of the corporation having authority in the premises.

          Directors interested in any contracts or transactions of the type described in the foregoing paragraph may be counted when present at meetings of the Board of Directors or any committee for the purpose of determining the existence of a quorum to consider and vote upon any such contract or transaction. Any director whose interest in any such contract or transaction arises solely by reason of the fact that he is a stockholder, officer, director or creditor of such other company shall not be deemed interested in such contract or other transaction under any of the provisions of this Article VI, nor shall any such contract or transaction be voided, or voidable, nor shall any such director be liable to account because of such interest.

          No contract or other transaction between the corporation and any other corporation or firm which provides for the purchase and sale of securities or other property or for any other action upon terms not less favorable to the corporation than those offered to others, shall in any case be void or voidable because of the fact that the directors of the corporation, or any of them, are directors of such other corporation or partners in such firm, nor shall any director be deemed interested in such contract or other transactions under any of the provisions of this Article VI, nor shall any such directors be liable to account because of such interest.

                                  ARTICLE VII

          The corporation shall indemnify every director or officer, his heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, or, at its request, of any other corporation of which it is a stockholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be fully adjudged in such action, suit or proceeding to be liable for negligence or misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

                            ARTICLE VIII

          The directors of this corporation shall have authority to adopt, alter or repeal Bylaws for the corporation to the extent permitted by law, unless the shareholders, by appropriate action, specifically limit this authority.

          Dated this 5th day of November 1986.

                                                      /s/ Howard G. Barnett, Jr.
                                                      -------------------------
                                                      HOWARD G. BARNETT, JR.

STATE OF OKLAHOMA )
                  )ss.
COUNTY OF TULSA   )

          Before me, a Notary Public in and for said county and state, on this 5th day of November 1986, personally appeared HOWARD G. BARNETT, JR., to me known to be the identical person who executed the foregoing Certificate of Incorporation, and acknowledged to me that he executed the same as his free and voluntary act and deed, for the uses and purposes therein set forth.



                                                              Linda F. Toon
                                                           -------------------
                                                              Notary Public




My commission expires:
June 23, 1998
----------------------